Reporting Person Who Effected the Transaction	Date of Transaction	Nature of Transaction	Amount of Securities	Average Price Per Share	Where and How the Transaction Was Effected
Brent L. Handler Revocable Trust	06/26/2025	Sale of Class A Common Stock	2,000	$3.85	Effected on the open market.
Brent L. Handler Revocable Trust	06/26/2025	Sale of Class A Common Stock	4,805	$4.02	Effected on the open market.
Brent L. Handler Revocable Trust	06/26/2025	Sale of Class A Common Stock	10,000	$4.80	Effected on the open market.
Brent L. Handler Revocable Trust	06/24/2025	Sale of Class A Common Stock	100	$4.25	Effected on the open market.
Brent L. Handler Revocable Trust	06/24/2025	Sale of Class A Common Stock	5,000	$4.22	Effected on the open market.
Brent L. Handler Revocable Trust	06/24/2025	Sale of Class A Common Stock	5,000	$4.22	Effected on the open market.
Brent L. Handler Revocable Trust	06/18/2025	Sale of Class A Common Stock	100	$3.94	Effected on the open market.
Brent L. Handler Revocable Trust	06/10/2025	Sale of Class A Common Stock	2,000	$4.00	Effected on the open market.
			29,005